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                                                                    EXHIBIT 23.3

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Genovo, Inc.:

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Targeted Genetics Corporation for the registration of 5,950,798 shares of its common stock and to the incorporation by reference therein of our report dated August 4, 2000, except as to the first paragraph of note 12 which is as of September 19, 2000, the second paragraph of note 12 which is as of September 17, 2000 and the third paragraph of note 12 which is as of October 30, 2000, with respect to the financial statements of Genovo, Inc. included in Targeted Genetics Corporation's Current Report on Form 8-K/A dated September 19, 2000, as amended November 9, 2000, filed with the Securities and Exchange Commission.

                                           /s/ KPMG LLP

Princeton, New Jersey
November 17, 2000